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                                  [LETTERHEAD]


                                                                     EXHIBIT 5.1


                                                   December 18, 1996

Tenet Healthcare Corporation
3820 State Street
Santa Barbara, CA 93105

Ladies and Gentlemen:

     I am the General Counsel of Tenet Healthcare Corporation, a Nevada corporation (the "Company"), and in such capacity I am charged with general supervisory responsibilities for the legal affairs of the Company and its subsidiaries. This opinion is furnished in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") on December 18, 1996. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of the shares (the "Shares") of common stock of the Company, par value $0.075 (the "Tenet Common Stock"), to be issued in connection with the Merger (as defined below). This opinion is delivered in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     The Shares are to be issued in connection with an Agreement and Plan of Merger, dated as of October 16, 1996, by and among the Company, OHC Acquisition Co., a Delaware corporation that is a wholly owned subsidiary of the Company ("Merger Subsidiary"), and OrNda HealthCorp, a Delaware corporation ("OrNda"), pursuant to which, among other things, (i) Merger Subsidiary will be merged with and into OrNda (the "Merger"), with OrNda as the surviving corporation, and (ii) each share of common stock, par value $0.01 per share, of OrNda outstanding at the effective time of the Merger will be converted into the right to receive
1.35 shares of Tenet Common Stock.

     In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, or
(i) the Restated Articles of Incorporation and the Restated Bylaws of the Company, each as amended to date; (ii) copies of certain resolutions adopted by the Company's Board of Directors relating to the Merger, including without limitation, the authorization and issuance of the Shares; (iii) the Registration Statement (together with the Proxy Statement and Prospectus forming a part thereof); and (iv) such other documents, instruments and agreements as I have deemed necessary or appropriate as a basis for the opinion set forth below.

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December 18, 1996
Page 2


     In rendering the opinion set forth herein, I have assumed the satisfaction of the following conditions: the issuance by appropriate regulatory agencies of all necessary permits, consents, approvals, authorizations and orders relating to the issuance and sale of the Shares in their respective jurisdictions; the Registration Statement being declared effective by the Commission; the consummation of the Merger and the offering and sale of the Shares in the manner set forth in the Registration Statement, in accordance with the Merger Agreement and pursuant to said permits, consents, approvals, authorizations and orders; the genuineness and authenticity of all signatures on original documents submitted to me; the legal capacity of all natural persons; the authenticity of all signatures on original documents submitted to me; the legal capacity of all natural persons; the authenticity of all documents submitted to me as originals; and the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies.

     Based on and subject to the foregoing, I am of the opinion that the Shares are duly authorized and when the certificates representing the Shares are duly executed, countersigned, registered and delivered by the Company in accordance with the terms of the Merger Agreement, such Shares will be legally issued, fully paid and nonassessable.

     This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent. Notwithstanding the foregoing, I hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.


                                        Sincerely,

                                        /s/Scott M. Brown
                                        Scott M. Brown